Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: April 16, 2008

Contacts:

Steven C. Ackmann	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-346-4156	570-504-8000

FIDELITY D & D BANCORP, INC.

FIRST QUARTER 2008 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc., (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended March 31, 2008 of $1,089,000 compared to $1,044,000 for the first quarter of 2007.  Earnings per share on a fully diluted basis for the quarter totaled $0.52, up a penny from $0.51 for the prior year period.

Net interest income increased $243,000 to $4,547,000 for the quarter ended March 31, 2008 from $4,304,000 recorded during the first quarter of 2007.  Earnings from investment security growth more than offset the lower interest income earned on loans.  The reduced interest income from loans occurred primarily from a strategy to sell $28,100,000 of conforming residential mortgage loans during the first quarter of 2008.  This overall interest income growth coupled with lower costs on interest bearing deposits resulted in further net interest income earned for the first quarter of 2008.  These factors contributed to stabilize net interest margin at 3.37% for the first quarter of 2008 compared to 3.36% for same 2007 period.

“We are gratified by our performance in the first quarter.  In the face of continuing stress in the financial markets and historically large declines in Federal Funds and the Prime rate, our Company was able to continue to make progress.  Our improving deposit mix and pricing discipline is helping us through what appears to be an uncertain economic picture,” stated Steven C. Ackmann, President and CEO.

No provision for loan loss was required during the first quarter of 2008 or 2007.  The allowance for loan losses was 1.10% of total loans at March 31, 2008, down from 1.27% at March 31, 2007.

Total other income recorded for the quarter ended March 31, 2008 was $1,296,000, compared with $1,214,000 for the same quarter in 2007.  Growth in deposit service charges plus net gains recorded on sale of loans during 2008, not only offset the gain recognized on sale of an investment property in first quarter of 2007, but also produced the increase in other income.

Total other operating expenses increased $280,000 from $4,113,000 to $4,393,000 for the quarters ended March 31, 2007 and 2008, respectively.  The operating expense increase resulted primarily from more salary and employee benefit expenses incurred during in the first quarter of 2008 as compared to 2007.

The Company’s assets grew $6,464,000 to total $593,877,000 at March 31, 2008 from $587,413,000 at December 31, 2007.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 12 community banking offices and 18 automated teller machine locations.

For more information please visit our web site at www.the-fidelity.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

At Period End:	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007
Assets

Total cash and cash equivalents	$23,378,954	$10,408,816	$13,371,112	$12,220,533	$14,435,738
Investment securities	136,320,024	122,984,160	121,896,653	107,964,486	101,291,577
Federal Home Loan Bank Stock	3,387,800	3,302,900	3,558,300	4,151,900	3,598,600
Loans and leases	399,582,768	427,076,030	426,163,776	425,652,831	422,955,523
Allowance for loan losses	(4,378,924)	(4,824,401)	(4,990,855)	(5,294,537)	(5,359,758)
Premises and equipment, net	12,947,438	12,964,932	13,306,479	13,331,402	10,941,355
Life insurance cash surrender value	8,564,950	8,488,663	8,408,987	8,331,225	8,254,777
Other assets	14,073,523	7,011,455	7,386,687	7,134,628	8,508,130

Total assets	$593,876,533	$587,412,555	$589,101,139	$573,492,468	$564,625,942

Liabilities
Non-interest-bearing deposits	$69,486,801	$64,795,621	$70,544,329	$72,067,616	$71,623,735
Interest-bearing deposits	386,356,675	360,912,740	368,512,228	349,263,741	342,443,261
Total deposits	455,843,476	425,708,361	439,056,557	421,331,357	414,066,996
Short-term borrowings	9,879,537	39,656,354	28,579,498	29,601,083	31,607,966
Long-term debt	62,494,906	62,708,677	62,917,875	66,125,522	62,331,630
Other liabilities	9,465,660	4,147,869	4,658,726	4,235,491	3,985,911
Total liabilities	537,683,579	532,221,261	535,212,656	521,293,453	511,992,503

Shareholders’ equity	56,192,954	55,191,294	53,888,483	52,199,015	52,633,439

Total liabilities and shareholders’ equity	$593,876,533	$587,412,555	$589,101,139	$573,492,468	$564,625,942

Average Quarterly Balances:	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007
Assets
Total cash and cash equivalents	$23,587,839	$10,518,246	$10,793,137	$11,362,306	$12,185,856
Investment securities	133,209,250	127,523,724	118,204,518	112,993,078	108,698,773
Loans and leases, net	406,336,700	422,759,661	420,402,304	415,200,287	419,942,066
Premises and equipment, net	12,981,354	13,138,740	13,311,760	10,994,719	11,194,541
Other assets	15,966,685	15,601,033	15,406,872	16,905,957	14,415,628

Total assets	$592,081,828	$589,541,404	$578,118,591	$567,456,347	$566,436,864

Liabilities
Non-interest-bearing deposits	$66,504,221	$69,565,292	$72,383,671	$70,718,373	$69,737,257
Interest-bearing deposits	380,896,695	364,668,618	359,341,338	344,421,824	354,901,749
Total deposits	447,400,916	434,233,910	431,725,009	415,140,197	424,639,006
Short-term borrowings and long-term debt	84,068,238	95,511,724	88,544,109	95,203,717	85,273,730
Other liabilities	4,456,310	4,710,308	4,723,440	4,208,926	4,341,031
Total liabilities	535,925,464	534,455,942	524,992,558	514,552,840	514,253,767

Shareholders’ equity	56,156,364	55,085,462	53,126,033	52,903,507	52,183,097

Total liabilities and shareholders’ equity	$592,081,828	$589,541,404	$578,118,591	$567,456,347	$566,436,864

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended
	Mar. 31, 2008	Mar. 31, 2007
Interest income
Loans and leases	$6,887,210	$7,284,546
Securities and other	1,857,622	1,347,270

Total interest income	8,744,832	8,631,816

Interest expense
Deposits	3,233,736	3,334,023
Borrowings and debt	964,260	993,603

Total interest expense	4,197,996	4,327,626

Net interest income	4,546,836	4,304,190

Provision for loan losses	—	—
Other income	1,295,542	1,213,663
Other expenses	4,392,749	4,113,043
Provision for income taxes	360,682	360,459
Net income	$1,088,947	$1,044,351

	Three Months Ended
	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007
Interest income
Loans and leases	$6,887,210	$7,344,466	$7,345,777	$7,260,240	$7,284,546
Securities and other	1,857,622	1,726,351	1,546,569	1,424,138	1,347,270

Total interest income	8,744,832	9,070,817	8,892,346	8,684,378	8,631,816

Interest expense
Deposits	3,233,736	3,392,598	3,420,693	3,222,678	3,334,023
Borrowings and debt	964,260	1,108,038	1,049,298	1,139,144	993,603

Total interest expense	4,197,996	4,500,636	4,469,991	4,361,822	4,327,626

Net interest income	4,546,836	4,570,181	4,422,355	4,322,556	4,304,190

Credit for loan losses	—	—	(60,000)	—	—
Other income	1,295,542	1,353,677	1,308,761	1,329,114	1,213,663
Other expenses	4,392,749	4,246,993	4,189,171	4,087,553	4,113,043
Provision for income taxes	360,682	446,299	424,023	405,384	360,459
Net income	$1,088,947	$1,230,566	$1,177,922	$1,158,733 $	$1,044,351

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007
Selected returns and financial ratios
Diluted earnings per share	$0.52	$0.59	$0.57	$0.56	$0.51
Dividends per share	$0.25	$0.25	$0.24	$0.22	$0.22
Yield on interest-earning assets (FTE)	6.39%	6.56%	6.56%	6.61%	6.65%
Cost of interest-bearing liabilities	3.63%	3.88%	3.96%	3.98%	3.99%
Net interest spread	2.76%	2.68%	2.60%	2.63%	2.66%
Net interest margin	3.37%	3.35%	3.31%	3.34%	3.36%
Return on average assets	0.74%	0.83%	0.81%	0.82%	0.75%
Return on average equity	7.80%	8.86%	8.80%	8.79%	8.12%
Efficiency ratio	73.64%	70.47%	72.05%	71.16%	72.86%
Expense ratio	2.10%	1.97%	2.01%	1.98%	2.11%

	Mar. 31, 2008		Dec. 31, 2007		Sep. 30, 2007		Jun. 30, 2007		Mar. 31, 2007
Other data
Book value per share	$27.08		$26.62		$26.00		$25.25		$25.51
Equity to assets	9.46%		9.40%		9.15%		9.10%		9.32%
Allowance for loan losses to:
Total loans	1.10%		1.13%		1.17%		1.24%		1.27%
Non-accrual loans	0.97	x	1.27	x	1.07	x	1.21	x	1.69	x
Non-accrual loans to net loans	1.14%		0.90%		1.10%		1.04%		0.76%
Non-performing assets to total assets	0.84%		0.67%		0.81%		0.78%		0.67%